Item 9 (a)(3)
                             FORM OF
                  NOTICE OF GUARANTEED DELIVERY
                               FOR

                   RICHARDSON ELECTRONICS, LTD.

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer and Consent Solicitation of Richardson Electronics, Ltd. made pursuant to the Offering Circular and Consent Solicitation dated December 18, 1996 (the "Offering Circular") of Richardson Electronics, Ltd. if certificates for 7-1/4% Convertible Subordinated Debentures due December 15, 2006 of Richardson Electronics, Ltd. (the "Old Debentures") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date of the Exchange Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent.

     To: American National Bank and Trust Company of Chicago
                          (312) 661-6055
               Anjali Gottreich or Elizabeth Nelson

                      Facsimile Transmission
                 Telephone Number (312) 661-6491

          By Mail:                                      By Hand:
American National Bank and Trust             American National Bank and Trust
       Company of Chicago                        Company of Chicago
Corporate Trust Department, 13th Floor    Corporate Trust Department, 13th Floor
     33 North LaSalle Street                    33 North LaSalle Street
       Chicago, IL 60690                          Chicago, IL 60690
Attn: Anjali Gottreich or                      Attn: Anjali Gottreich or
      Elizabeth Nelson                               Elizabeth Nelson

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

Gentlemen:

     The undersigned hereby tenders to Richardson Electronics, Ltd. upon the terms and conditions set forth in the Offering Circular and the Consent and Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Debentures set forth below, pursuant to the guaranteed delivery procedure described in the Offering Circular.

Signature(s):                           Address


Name(s):
                                        Zip Code

                                        Area Code and Tel. No.(s)


Principal Amount of
Old Debentures Tendered $               CHECK IF OLD DEBENTURES WILL
                                        BE TENDERED BY BOOK-ENTRY TRANSFER

                                        The Depository Trust Company

                                        Midwest Securities Trust Company

                                        Philadelphia Securities Depository
                                        Trust Company

Certificate Nos. (if available)         Account Number



Total Principal Amount Represented
by Old Debenture Certificate $


                            GUARANTEE

     The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees (i) that either the certificate(s) representing the principal amount of Old Debentures tendered hereby are in proper form for transfer, or confirmation of the book-entry of such principal amount of Old Debentures into the Exchange Agent's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Securities Depository Trust Company, in each case together with any documents required by the Consent and Letter of Transmittal, will be received by the Exchange Agent at one of its addresses set forth above, no later than five NASDAQ trading days after the Expiration Date (as defined in the Offering Circular) hereof, (ii) that such tender of Old Debentures complies with Rule 10b-4 under the Securities Exchange Act of 1934 and (iii) that the holder on whose behalf this tender is being made is deemed to own the Old Debentures being tendered within the meaning of such Rule 10b-4.

     Name of Firm                       Authorized Signature

     Address                            Title

                                        Name
      Zip Code                                Please Type or Print

Area Code and Tel. No.                  Dated